Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

among

LIFEAPPS BRANDS INC., a Delaware corporation,

LGBT LOYALTY LLC, a New York limited liability company,

and

MAXIM PARTNERS, LLC, a New York limited liability company

January 25, 2019

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of January 25, 2019 (the “Effective Date”) by and among LifeApps Brands Inc., a Delaware corporation (the “Parent”), LGBT Loyalty LLC, a New York limited liability company (the “Company”) and Maxim Partners, LLC, a New York limited liability company (the “Company Member”). The Parent, the Company and the Company Member are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, the Company was formed to create and/or manage a “LGBT Preference Index”, LGBT Exchange Traded Fund (“ETF”) and LGBT Loyalty Sponsor Fund (“LSF”); and

WHEREAS, 100% of the membership interests of the Company are owned of record and beneficially by the Company Member;

WHEREAS, the Parent desires to acquire, and the Company Member desires to sell, One Hundred Percent (100%) of the issued and outstanding membership interests of the Company (the “Purchased Membership Interests”), in exchange for (i) newly issued shares of common stock, par value $0.001 per share, of the Parent (the “Parent Common Stock”), which shares (the “Exchange Common Stock”), upon issuance, will represent Forty-Nine and Ninety-Nine Hundredths Percent (49.99%) of the issued and outstanding shares of Parent Common Stock, and (ii) one share of Parent’s Series A Convertible Preferred Stock (the “Series A Preferred Stock” and together with the Exchange Common Stock, the “Exchange Shares”)) which shall be automatically converted in conjunction with the automatic exercise of the Parent Management Warrants (as such term is defined in Section 3.2 below) upon Parent’s effectuation of the Share Increase (as such term is defined in Section 3.2 below) into a number of shares of Parent Common Share equal to 99.98% of the number of shares issued to the holders of the Parent Management Warrants upon exercise of the Parent Management Warrants (the “Securities Exchange”); and

WHEREAS, the Company and the Company Member desire to enter into the Securities Exchange with the Parent, and the Parent desires to enter into the Securities Exchange with the Company and the Company Member, in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I
The SHARE EXCHANGE AND RELATED TRANSACTIONS

1.1         Exchange Consideration.

(a)          At the Closing (defined below) and upon and subject to the terms and conditions set forth in this Agreement, the Company Member shall, sell, transfer, convey and assign, and deliver to the Parent all of the Purchased Membership Interests, and any and all rights associated with or appertaining to such Purchased Membership Interests, and the Parent shall, purchase, acquire and accept the Purchased Membership Interests.

(b)          At the Closing and subject to and upon the terms and conditions of this Agreement, in full payment for the Purchased Membership Interests, the Parent shall deliver to the Company Member and Parent’s transfer agent, irrevocable instructions requesting the delivery of the Exchange Shares to the Company Member.

1.2         Closing.

(a)           The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at the offices of CKR Law LLP in New York, New York, promptly (but in no event later than three (3) Business Days) following the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”). The Closing may take place by conference call and telecopy or electronic mail/PDF with exchange of original signatures, as requested, by overnight mail.

(b)           At the Closing, the relevant Party or Parties shall cause the following documents, certificates or instruments to be executed and delivered:

(i)          The Company Member shall deliver to the Parent the certificate or certificates representing the Purchased Membership Interests, and any and all rights associated with or appertaining to such Company Membership Interests (the “Company Membership Certificates”), which certificate(s) shall be duly endorsed in blank for transfer to the Parent or accompanied by separate instrument of transfer acceptable to Parent in its reasonable discretion duly endorsed by the Company Member;

(ii)         the Parent shall deliver to the Company the various certificates, instruments and documents to be delivered by the Parent pursuant to Section 5.3(c);

(iii)        the Company shall deliver to the Parent the various certificates, instruments and documents to be delivered by the Company pursuant to Section 5.2(c);

(iv)        the Parent shall deliver to the Company Member and Parent’s transfer agent irrevocable instructions requesting the delivery of the Exchange Shares to the Company Member;

(v)         the Parent shall deliver the share of Series A Preferred Stock to the Company Member; and

(vi)        the Parent shall issue and deliver the Parent Management Warrants to the Management Holders (as such term is defined in Section 3.2) or their designees or assigns.

1.3         Certain Adjustments to Capitalization. If, between the date of this Agreement and the Closing Date, the Parent issues additional shares of Parent Common Stock, or other securities convertible into or exercisable for additional shares of Parent Common Stock or the number of outstanding shares of the Parent Common Stock is changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination, or exchange of shares or a stock dividend or dividend payable in any other securities is declared effective with a record date within such period, or any similar event occurs, the number of shares of Parent Common Stock issuable to the Company Member shall be appropriately adjusted to provide the Company Member with the same economic effect as contemplated by this Agreement prior to such event.

1.4           Additional Actions. If at any time after the Closing the Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Parent its right, title or interest in, to or under any of the Purchased Membership Interests or (b) otherwise to carry out the purposes of this Agreement, the Parent and its officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either the Company or the Company Member, as applicable, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or the Company Member, all such other acts and things necessary, desirable or proper to vest, perfect or confirm the Parent’s right, title or interest in, to or under such Purchased Membership Interests, and otherwise to carry out the purposes of this Agreement.

1.5           Fractional Shares. No certificates or scrip representing fractional Exchange Shares shall be issued to the Company Member upon the surrender for exchange of Purchased Membership Interests, and the Company Member shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Exchange Shares that would have otherwise been issued to the Company Member. In lieu of any fractional Exchange Shares that would have otherwise been issuable, the Company Member shall, on proper surrender of the Company Membership Certificates, receive such whole number of Exchange Shares as is equal to the precise number of Exchange Shares to which the Company Member would be entitled, rounded up to the nearest whole number.

1.6           Directors and Officers. Upon Closing, (a) the members of the Board of Directors of the Parent prior to Closing, Robert A. Blair and Lawrence P. Roan, shall be the members of the Board of Directors of Parent; and (b) the officers of the Parent prior to the Closing shall be the officers of the Parent, in each case until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be. Subsequent to Closing, the present members of the Board of Directors of Parent may appoint one additional director to the Board of Directors of Parent and the Company Member may appoint up to two additional directors to the Board of Directors of Parent.

1.7           No Further Rights. From and after the Closing, the Company Member shall cease to have any rights with respect to the Purchased Membership Interests, except as provided herein or by applicable law, other than the right to receive Exchange Shares.

1.8           Exemption from Registration; Rule 144. The Parent and the Company intend that the shares of Parent Common Stock to be issued to the Company Member pursuant to this Agreement, will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), by reason of Section 4(a)(2) of the Securities Act, and that the recipient of such shares of Parent Common Stock shall be an “accredited investor” as such terms are defined in Rule 501(a) of the Securities Act of 1933, as amended. The shares of Parent Common Stock to be issued pursuant to the Agreement will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (ii) an exemption from such registration exists and either the Parent receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Parent, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; and the certificates representing such shares of Parent Common Stock will bear an appropriate legend and restriction on the Parent’s books or those of its transfer agent to that effect.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY and the company member

The Company and the Company Member represent and warrant to the Parent that the statements contained in this Article II are true and correct, except as set forth in the supplemental disclosure schedule provided by the Company and the Company Member to the Parent on the date hereof (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II; and to the extent that it reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article II, the disclosures in any numbered paragraph of the Company Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article II. For purposes of this Article II, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of any officer of the Company as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of appropriate officers, directors and key employees of the Company and the accountants and attorneys of the Company with respect to the matter in question.

2.1           Due Organization and Qualification. Each of the Company and the Company Member is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York and each has the power and lawful authority to enter into this Agreement and any agreements contemplated hereby (collectively, the “Transaction Documents”), to own, lease and operate its assets and properties and to carry on its business as now conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has furnished or made available to Parent complete and accurate copies of its Articles of Organization and Operating Agreement. The Company is not in default under or in violation of any provision of its Articles of Organization and Operating Agreement, as amended to date, or any mortgage, indenture, lease, license or any other material agreement referred to in Section 2.9 except where such default or violation would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Company; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (a) conditions generally affecting the industry or industries in which the Company participates or the U.S. or global economy or capital markets as a whole; (b) any failure by the Company to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Securities Exchange; (d) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in accounting rules or applicable law, or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement. The Company has no subsidiaries.

2.2         Authority to Execute and Perform Agreements, Consents and Approvals.

(a)          Each of the Company and the Company Member has the full legal rights and power and all authority and approval required to enter into, execute and deliver this Agreement and all other Transaction Documents to which it is a party and to perform fully his, her or its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which each of the Company and the Company Member is a party and the consummation by the Company and the Company Member of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action, and no other proceedings on the part of the Company and the Company Member are necessary to authorize this Agreement and the Transaction Documents or to consummate the transactions so contemplated. This Agreement and the Transaction Documents have all been duly executed and delivered and are the valid and binding obligations of the Company and the Company Member enforceable against the Company and the Company Member in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

(b)          No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any U.S. or non-U.S. court, administrative agency or commission or other governmental authority or instrumentality (a “Governmental Entity”), is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company and the Company Member or the consummation by the Company and the Company Member of the transactions contemplated hereby, as to which the failure to obtain or make would have a Company Material Adverse Effect on the Company, except for: such filings and approvals as may be required by any applicable state securities, “blue sky” laws.

2.3         Ownership of Subject Membership Interests. The Company Member represents and warrants that it is the record and beneficial owner of all of the Purchased Membership Interests. The Purchased Membership Interests represent in the aggregate one hundred percent (100%) of the issued and outstanding membership interests of the Company (the “Membership Interests”). The Company Member represents and warrants that the Purchased Membership Interests are owned free and clear of all encumbrances and may be transferred by the Company Member to Parent pursuant to this Agreement without restriction of any kind, other than as provided in the federal securities laws. The Company has no outstanding securities other than the Membership Interests owned by the Company Member and has no commitments or obligations to issue additional securities. All of the outstanding Membership Interests of the Company were duly authorized and validly issued and are fully-paid and non-assessable.

2.4         Tax Matters.

(a)          All tax returns with respect to the Company that are required to be filed before the Closing Date, have been or will be filed, the information provided on such tax returns is or will be complete and accurate in all material respects, and all taxes shown to be due on such tax returns have been or will be paid in full, to the extent that a failure to file such tax returns or pay such taxes, or an inaccuracy in such tax returns, could result in Parent being liable for such taxes or could give rise to a lien on the Membership Interests.

(b)          There is no pending or, to the Company’s knowledge, threatened action, audit, proceeding, or investigation by any taxing authority with respect to the assessment or collection of taxes of the Company.

2.5         Compliance with Laws; Permits.

(a)          The Company has not violated any applicable laws, which violation has had or is reasonably expected to have a Company Material Adverse Effect. To the knowledge of the Company, the Company has not made any illegal payment to officers or employees of any governmental or regulatory authority, or made any payments to other persons in violation of applicable law, or engaged in any other reciprocal practices that violate any laws;

(b)          The Company has each material permit that is reasonably necessary for the conduct of the business of the Company;

(c)          The Company has not, and to the knowledge of the Company, within the past five (5) years the past and present officers, directors, and affiliates of the Company have not, been the subject of, nor does the Company or the Company Member have any reason to believe that the Company, or any of the Company’s officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d)          The Company has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor have they been a party to any material litigation.

(e)          The Company has not, and to the knowledge of the Company, within the past five (5) years the past and present officers, directors and affiliates of the Company have not, been the subject of, nor does the Company have any reason to believe that the Company, or any of the its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person.

2.6         No Breach. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Company’s Articles of Organization or the Company’s Operating Agreement; (ii) any material contract or agreement to which the Company is a party or by or to which it or any of its assets or properties are bound or subject; (iii) any law or order against, or binding upon or applicable to the Company or its assets or properties; or (iv) any Company permit.

2.7         Litigation. As of the date of this Agreement, there are no legal actions, suits, arbitrations or other legal, administrative or other governmental proceedings pending or to the knowledge of the Company threatened against or affecting the Company, or its properties, assets or business, which, if determined adversely to the Company, could have, individually or in the aggregate, a Company Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

2.8         Employment Matters. The Company has reasonably complied in all material respects with all applicable laws relating to the employment of labor. Other than pursuant to ordinary arrangements of compensation to personnel, the Company is not under any obligation or liability to any of its officers, directors, consultants or members.

2.9         Material Contracts and Leases. All material contracts and leases of the Company are set forth on Schedule 2.9 and a copy thereof has been delivered or made available to the Parent. Except as set forth on Schedule 2.9, each such material contract or lease is valid, in full force and effect and binding upon the Company in accordance with its terms. To the knowledge of the Company, the Company, is not in material breach of any representation or warranty, or in default of any covenant or agreement on their part to be performed, that is contained in any such material contract or lease.

2.10       Title to Properties and Assets. The Company has good, valid and marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases that are in full force and effect and which are not in default) free of all liens and other encumbrances, other than ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business. The Company owns no real property.

2.11       Environmental Matters. Except for facts, circumstances or conditions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) to the Company’s knowledge, the operation of the Company’s business is in compliance with all applicable Environmental Laws. As used in this Agreement, the term “Environmental Law” means any foreign, federal, state or local statute, regulation, ordinance or rule of common law in effect at the relevant date or for the relevant period relating to the protection of human health and safety or the environment or natural resources, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C. App. §§ 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901, et seq.); the Clean Water Act (33 U.S.C. §§ 1251, et seq.); the Safe Drinking Water Act (42 U.S.C. §§ 300f, et seq.); the Clean Air Act (42 U.S.C. §§ 7401, et seq.); the Toxic Substances Control Act (15 U.S.C. §§ 2601, et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136, et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651, et seq.); the Surface Mining Control and Reclamation Act (30 U.S.C. §§ 1201, et seq.); any state analogs to the foregoing; and the regulations promulgated pursuant thereto.

2.12       Operation of the Business. Except as set forth on Schedule 2.12, the Company has not, since its formation,:

(a)          Made any material acquisition of all or any part of the assets, properties, capital stock or business of any other persons or made or make any commitments to do any of the foregoing;

(b)          Made any sale, assignment, transfer or license of any material assets;

(c)          Entered into or amended, or agreed to enter into any material contract, or lease, license or other agreement;

(d)          Entered into or amended, or agreed to enter into or amend, any employment agreement of any employee; made or agreed to make any severance payment or commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives;

(e)          Terminated or failed to renew any contract, the loss of which would have a Company Material Adverse Effect;

(f)           Suffered or incurred any damage, destruction or loss (to the extent not covered by insurance) that has had, or could reasonably be expected to have a Company Material Adverse Effect;

(g)          Made any dividend, loan or distribution of cash or other property of the Company;

(h)          Established or increased any bonus, commission, insurance, retention, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, performance awards or restricted stock awards) or other employee benefit plan or arrangement, increased any salary or otherwise increased the compensation payable to or to become payable to any employee;

(i)           Entered into any mortgage, pledge, security interest, or lien with respect to any Company property or assets;

(j)           Failed to make any payment to any creditor as they have become due and payable; or

(k)          Authorized, or committed or agreed to take, any of the foregoing actions.

2.13       Financial Status.

(a)          As of the date hereof, the Company has no material assets and no liabilities and since the date of its formation, there has occurred no event or development which, individually, or in the aggregate, has had, or could reasonably be expected to have a Company Material Adverse Effect.

2.14       No Brokers. No broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or the Company Member with respect to the transactions contemplated by this Agreement.

2.15       Employee Benefits. The Company has no employee benefit plans and has not entered into any employee benefit plans since its inception.

2.16       Transactions with Affiliated Persons. Except as set forth in Schedule 2.16, there are no outstanding Company contracts or agreement between the Company, the Company Member, any director or executive officer or other affiliate of the Company or any member of such immediate family on the other hand (other than agreements related to their employment on arms’ length terms).

2.17       Investment Representations. The Company Member is an “accredited investor” within the meaning of Rule 501 under the Securities Act. The Company Member represents that it (i) is acquiring the Exchange Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Parent Common Stock or Series A Preferred Stock, (ii) has been advised and understands that the Exchange Shares (A) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities laws, and (B) have not been and shall not be registered under the Securities Act or any applicable state securities laws and , therefore, must be held indefinitely and cannot be resold unless such shares of Parent Common Stock are registered under the Securities Act and all applicable state securities laws, unless exemptions from registration are available, (iii) is aware that an investment in Parent is a speculative investment and is subject to the risk of complete loss, (iv) has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of shares of Parent’s capital stock, and (v) acknowledges that Parent is under no obligation hereunder to register the Exchange Shares under the Securities Act. The Company Member has carefully read and understands all materials provided by or on behalf of Parent or its representatives to the Company Member or the Company Member’s representatives pertaining to an investment in the Parent and has consulted, as the Company Member has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for the Company Member. The Company Member acknowledges that the ownership interest in the Parent represented by the Exchange Shares is subject to dilution for events not under the control of the Company Member. The Company Member does not have any contract, agreement or understanding with any individual or entity to sell, transfer, or grant participations to such person, or to any third party, with respect to the Parent Common Stock or Series A Preferred Stock. The Company Member has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for the Company Member and its particular circumstances, and except as set forth herein, has not relied upon any representations or advice by Parent or its representatives. The Company Member (a) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (b) has had the full right and opportunity to consult with the Company Member’s attorneys and other advisors and has availed itself of this right and opportunity; (c) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (d) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (e) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

2.18       Disclosure. No representation or warranty by the Company and the Company Member contained in this Agreement or in any of the Transaction Documents, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company or the Company Member pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company or a Company Member disclosed to Parent all material information relating to the business of the Company or the transactions contemplated by this Agreement.

2.19       Books and Records. All of the books and records of the Company are complete and accurate in all material respects and have been maintained in the ordinary course and in accordance with applicable laws, rules or regulations and standard industry practices with regard to the maintenance of such books and records. The records, systems, controls, data and information of the Company are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its accountants (including all means of access thereto and therefrom).

2.20       Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.21       Ownership of Parent Common Stock. The Company and the Company Member do not own any shares of Parent Common Stock and shall not purchase any shares of Parent Common Stock, except as otherwise provided in this Agreement, on or prior to the automatic conversion of Parent’s Series A Convertible Preferred Stock into Parent Common Stock, without the prior written consent of Parent.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent represents and warrants to the Company and the Company Member that the statements contained in this Article III are true and correct, except as set forth in the supplemental disclosure schedule provided by the Parent to the Company and the Company Member on the date hereof (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article III, the disclosures in any numbered paragraph of the Parent Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article III. For purposes of this Article III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of any officer or director of the Parent as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of appropriate officers, directors, key employees, the accountants and attorneys of the Parent with respect to the matter in question.

3.1           Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties and assets owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and Bylaws. The Parent is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, its bylaws, as amended to date, or any mortgage, indenture, lease, license or any other agreement or instrument except where such default or violation would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, financial condition , or results of operations of the Parent, provided that in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (a) conditions generally affecting the industries in which the Parent or its subsidiaries participate or the U.S. or global economy or capital markets as a whole; (b) any failure by the Parent to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Securities Exchange; (d) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in GAAP, other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement.

3.2           Capitalization. The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, of which 120,984,192 shares were issued and outstanding as of the date of this Agreement, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which one share will be issued and outstanding upon the Closing under this Agreement. Such share is designated Series A Convertible Preferred Stock and is automatically convertible into 99.98% of the number of shares issued upon the automatic exercise of the Parent Management Warrants. The share of Series A Convertible Preferred Stock will be issued to the Company Member at Closing. Upon the conversion of the Series A Convertible Preferred Stock, the Company Member will not own more than 49.99% of the then issued and outstanding amount of Parent Common Stock. Notwithstanding the foregoing, in the event that the full conversion would result in the Company Member owning more than 49.99% of the then issued and outstanding amount of Parent Common Stock, the conversion shall be limited to such number of shares that would result in the Company Member’s Parent Common Stock ownership representing 49.99% of the issued and outstanding Parent Common Stock and the issuance of the remaining shares of Parent Common Stock issuable upon conversion would be deferred until such time that their issuance would not increase the Company Member’s Parent Common Stock ownership to more than 49.99%. The Parent Management Warrants are common stock purchase warrants issuable to Robert A. Blair, Brian Neal, Robert Gayman and/or their designees or assignees (collectively, the “Management Holders”) at the Closing. The Parent Management Warrants are issuable to Management Holders in exchange for the cancellation of all amounts due to the Management Holders by Parent as of, but not including January 1, 2019, which amounts consist solely of accrued salaries and/or consulting fees earned by the Management Holders through December 31, 2018, plus interest due thereon. These amounts consist of $161,629 due to Robert A. Blair representing $154,600 of compensation and $7,029 of interest, $25,054 due to Brian Neal representing $24,000 of compensation and $1,054 of interest and $161,629 due to Robert Gayman representing $154,600 of compensation and $7,029 of interest. Robert A. Blair has gifted his right to receive Parent Management Warrants to Brian Neal. The Parent Management Warrants are automatically exercisable for shares of restricted Parent Common Stock on the date on which Parent’s authorized common stock is increased from 500,000,000 to 1,000,000,000 shares (the “Share Increase”) at an exercise price equal to a 10% discount to the volume weighted average price (“VWAP”) for Parent’s Common Stock during the three trading days ending on the seventh trading day following the date on which Parent files a Current Report on Form 8-K announcing the Closing under this Agreement. In connection with the foregoing, the Company intends to obtain board and stockholder approval to amend its Certificate of Incorporation to effect the Share Increase. The Company has determined to condition the exercise of the Parent Management Warrants on the prior effectuation of the Share Increase to ensure that it has a sufficient number of shares of Parent Common Stock available for issuance to satisfy its reservation and issuance requirements under a March 6, 2018 convertible promissory note. The Parent Common Stock is presently eligible for quotation and trading on OTC Pink and is not subject to any notice of suspension or delisting. The Parent Common Stock is presently registered under Section 12(g) of the Exchange Act. Parent files periodic reports with the SEC pursuant to the provisions of Section 13 or 15(d) of the Exchange Act. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Except as described on Schedule 3.2 of the Parent Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. Except as set forth on Schedule 3.2 of the Parent Disclosure Schedule, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock were issued in compliance with applicable federal and state securities laws including, but not limited to, the Securities Act. The Exchange Shares to be issued at the Closing, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

3.3           Authorization of Transaction. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement, and the agreements contemplated hereby and under the other Transaction Documents have been duly and validly authorized by all necessary corporate action on the part of the Parent. This Agreement has been duly and validly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against it in accordance with its terms.

3.4         Noncontravention. Neither the execution and delivery by Parent of this Agreement or the other Transaction Documents, nor the consummation by Parent of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent, (b) require on the part of Parent any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any Party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Parent is a party or by which it is bound or to which any of its assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have Parent Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not have Parent Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any security interest upon any assets of Parent or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets.

3.5         Subsidiaries.

(a)          Parent has no Subsidiaries other than LifeApps Inc., a Delaware corporation and Sports One Group Inc., a California corporation (singly, a “Subsidiary and collectively, the “Subsidiaries”). Each Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation and in each jurisdiction in which the nature of its business and the location of its property requires such qualification, except where such failure would not have a Parent Material Adverse Effect. All shares of each Subsidiary are owned by Parent, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Parent or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

(b)          Parent does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership or limited liability company, joint venture, trust or business association which is not a Subsidiary.

3.6         SEC Reports. The Parent, since its formation, has filed all forms, reports, schedules, statements, registrations statements, prospectuses and other documents required to be filed or furnished by the Parent with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Parent has furnished or made available to the Company and the Company Member complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC, which contained audited balance sheets of Parent as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity/(deficit) and cash flows for the years then ended; (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, as filed with the SEC, to disclose its quarterly financial results for such period; and (c) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Parent with the SEC (such reports are collectively referred to herein as the “Parent Reports”). The Parent Reports include all of the documents required to be filed by Parent with the SEC under the Exchange Act, through the date of this Agreement. The Parent Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act , as the case may be, and the rules and regulations thereunder. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent Reports. The Parent Reports did not, as of their respective effective dates (in the case of Parent Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other Parent Reports) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7         Compliance with Laws. Each of Parent and its Subsidiaries:

(a)          and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect;

(b)          has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c)          has not, and to the knowledge of Parent, the past and present officers, directors and affiliates of Parent have not, been the subject of, nor does any officer or director of Parent have any reason to believe Parent or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d)          has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation; and

(e)          has not, and to the knowledge of Parent, the past and present officers, directors and affiliates have not, been the subject of, nor does any officer or director of Parent have any reason to believe that Parent or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person; and

3.8         Financial Statements. The audited financial statements and notes and unaudited reviewed interim financial statements of Parent included in the Parent Reports (collectively, the “Parent Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, including Regulation S-X or Regulation S-K, as applicable, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Parent as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Parent.

3.9         Absence of Certain Changes. Since the date of the balance sheet contained in the most recent Parent Report, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect and (b) Parent has not taken any of the actions set forth in paragraphs (a) through (m) of Section 4.6.

3.10       Litigation. As of the date of this Agreement, there are no legal actions, suits, arbitrations or other legal, administrative or other governmental proceedings which are pending or, to Parent’s knowledge, threatened against Parent or any Subsidiary of Parent which, if determined adversely to Parent or such Subsidiary, could have, individually or in the aggregate, a Parent Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. Neither the Parent nor any Subsidiary is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

3.11       Undisclosed Liabilities. Except as set forth on Schedule 3.11, neither Parent nor any of its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent Parent Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent Parent Report in the ordinary course of business which do not exceed $5,000 and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and are not material in amount.

3.12       Tax Matters.

(a)          Except as disclosed on Schedule 3.12(a) of the Parent Disclosure Schedule, each of Parent and the Subsidiaries has filed on a timely basis all tax returns that it was required to file, and all such tax returns were complete and accurate in all material respects. Neither the Parent nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary tax returns, other than a group of which only Parent and the Subsidiaries are or were members. Each of Parent and the Subsidiaries has paid on a timely basis all taxes that were due and payable. The unpaid taxes of Parent and the Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Parent Report do not exceed the accruals and reserves for taxes (excluding accruals and reserves for deferred taxes established to reflect timing differences between book and tax income) set forth on such balance sheet. Neither Parent nor any Subsidiary has any actual or potential liability for any tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included Parent or any Subsidiary during a prior period) other than Parent and the Subsidiaries. All taxes that Parent or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b)          Parent has delivered or made available to the Company and the Company Member complete and accurate copies of all federal income tax returns, examination reports and statements of deficiencies assessed against or agreed to by Parent or any Subsidiary since 2012. No examination or audit of any tax return of Parent or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of Parent, threatened or contemplated. Neither Parent nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that Parent or such Subsidiary was required to file any tax return that was not filed. Neither Parent nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

3.13       Assets. Parent owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth on Schedule 3.13 of the Parent Disclosure Schedule, no asset of Parent or any Subsidiary (tangible or intangible) is subject to any security interest.

3.14       Owned Real Property. Neither Parent nor any Subsidiary of Parent owns any real property.

3.15       Real Property Leases. Schedule 3.15 of the Parent Disclosure Schedule lists all real property leased or subleased to or by the Parent or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. Parent has delivered or made available to the Company and the Company Member complete and accurate copies of the leases and subleases listed on Schedule 3.15 of the Parent Disclosure Schedule. With respect to each lease and sublease listed on Schedule 3.15 of the Parent Disclosure Schedule:

(a)          the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

(b)          the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c)          neither Parent nor any Subsidiary nor, to the knowledge of Parent, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Parent or any Subsidiary or, to the knowledge of Parent, any other party under such lease or sublease;

(d)          neither Parent nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e)          Parent is not aware of any security interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by Parent or Subsidiary of the property subject thereto.

3.16       Contracts.

(a)          Except as provided on Schedule 3.16 of the Parent Disclosure Schedule, the Parent Reports identify the following agreements (written or oral) to which Parent or any Subsidiary is a party as of the date of this Agreement:

(i)           any material agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii)          any material agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(iii)         any material agreement establishing a partnership or joint venture;

(iv)         any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible;

(v)          any agreement concerning confidentiality or noncompetition;

(vi)         any employment or consulting agreement;

(vii)        any agreement involving any current or former officer, director or stockholder of Parent or any Affiliate thereof;

(viii)       any agreement under which the consequences of a default or termination would reasonably be expected to have a Parent Material Adverse Effect;

(ix)         any agreement which contains any provisions requiring Parent or any Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the ordinary course of business);

(x)          any other agreement (or group of related agreements) involving more than $10,000; and

(xi)         any agreement since January 1, 2018, other than as contemplated by this Agreement, relating to the sales of securities of Parent or any Subsidiary to which Parent or such Subsidiary is a party.

(b)          Parent has delivered or made available to the Company and the Company Member a complete and accurate copy of each agreement listed on Schedule 3.16 of the Parent Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither Parent nor any Subsidiary nor, to the knowledge of Parent, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Parent or any Subsidiary or, to the knowledge of the Parent, any other party under such contract.

3.17       Employees.

(a)          The Parent Reports contain all material information concerning the employees of Parent.

(b)          Neither Parent nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Parent has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of Parent, by or on behalf of any labor union with respect to employees of Parent or any Subsidiary.

3.18       Employee Benefits.

(a)          Except for the Parent’s 2012 Equity Incentive Plan, the Parent does not have any material benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program in effect and covering one or more employees, former employees of the Parent or any Subsidiary current or former directors of the Parent or the beneficiaries or dependents of any such persons, that is maintained, sponsored, contributed to, or required to be contributed to by Parent or any Subsidiary or under which Parent or any Subsidiary has any material liability for premiums or benefits ( each, a “Benefit Plan”).

(b)          To the knowledge of Parent, there are no legal proceedings against or involving any Parent employee benefit plan or asserting any rights or claims to benefits under any Parent employee benefit plan that could give rise to any material liability.

3.19       Environmental Matters.

(a)          Each of Parent and the Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no pending or, to the knowledge of Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving Parent or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)          Parent is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by Parent or any Subsidiary.

3.20       Permits. Schedule 3.20 of the Parent Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (“Parent Permits”) issued to or held by Parent or any Subsidiary. Such listed Permits are the only Parent Permits that are required for Parent and the Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each such Parent Permit is in full force and effect and, to the knowledge of Parent, no suspension or cancellation of such Parent Permit is threatened and there is no basis for believing that such Parent Permit will not be renewable upon expiration. Each such Parent Permit will continue in full force and effect immediately following the Closing.

3.21       Brokers’ Fees. Neither Parent nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.22       Disclosure. No representation or warranty by Parent contained in this Agreement or in any of the Transaction Documents, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of Parent or any Subsidiary pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Parent has disclosed to the Company and the Company Member all material information relating to the business of Parent or any Subsidiary.

3.23       Interested Party Transactions. Except as set forth in the Parent Reports, to the knowledge of Parent, no officer, director or stockholder of Parent or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Parent or any Subsidiary or (ii) purchases from or sells or furnishes to Parent or any Subsidiary any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent or any Subsidiary is a party or by which it may be bound or affected. Neither Parent nor any Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director, executive officer (or equivalent thereof) or employee of Parent or any Subsidiary.

3.24       Accountants. Haynie and Company (“Haynie”), has been Parent’s registered public accounting firm since January 23, 2018 and in such capacity audited the financial statements of Parent for the year ended December 31, 2017. Throughout its engagement by Parent, Haynie has been (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the Commission and the Public Company Accounting Oversight Board. The report of Haynie on the financial statements of Parent for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles, although it did express uncertainty as to Parent’s ability to continue as a going concern. During Parent’s most recent fiscal year and the subsequent interim periods, there have been no disagreements with Haynie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-K occurred with respect to Haynie.

3.25       Board Action. Parent’s Board of Directors has unanimously determined that the Securities Exchange is advisable and in the best interests of Parent and Parent’s stockholders and is on terms that are fair to the Parent and the Parent stockholders.

3.26       Books and Records. All of the books and records of the Parent are complete and accurate in all material respects and have been maintained in the ordinary course and in accordance with applicable laws and standard industry practices with regard to the maintenance of such books and records. The records, systems, controls, data and information of the Parent and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Parent or its accountants (including all means of access thereto and therefrom).

3.27       Exchange Shares. All Exchange Shares to be issued and delivered in accordance with ARTICLE I to the Company Member shall be, upon issuance and delivery of such Exchange Shares, fully paid and non-assessable, free and clear of all liens, other than restrictions arising from applicable securities laws and the issuance and sale of such Exchange Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.28       Foreign Corrupt Practices. None of the Parent or any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Parent or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE IV
COVENANTS

4.1       Closing Efforts. Each of the Parties shall use its commercially reasonable efforts in light of the circumstances (“Commercially Reasonable Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Commercially Reasonable Efforts to ensure that the conditions to the obligations of the other Parties to consummate the Securities Exchange are satisfied.

4.2         Governmental and Third-Party Notices and Consents. Each Party shall use its Commercially Reasonable Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws in connection with the consummation of the transactions contemplated by this Agreement.

4.3         Form 8-K. Promptly after the execution of this Agreement, the Parties shall complete a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Form 8-K”). Each of the Company and the Parent shall use its Commercially Reasonable Efforts to cause the Form 8-K to be filed with the SEC within four business days of the execution of this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

4.4         Operation of Company Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall conduct its operations in the ordinary course of business.

4.5         Access to Company Information.

(a)          During the period from the date of this Agreement to the Closing, the Company shall permit representatives of the Parent to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

(b)          The Parent and each of its Subsidiaries (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Company Confidential Information” means any information of the Company that is furnished to the Parent or any of its Subsidiaries by the Company in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (C) which the Parent or any of its Subsidiaries knew or to which the Parent or any of its Subsidiaries had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company, or (D) which the Parent or any of its Subsidiaries rightfully obtains from a source other than the Company, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company.

4.6         Operation of Parent Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Parent shall (and shall cause each of its Subsidiaries to) conduct its operations in the ordinary course of business and in material compliance with all laws applicable to the Parent, any Subsidiary of the Parent or any of their properties or assets and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect and maintain its respective corporate books and records so that they continue to be complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each of the Parent and its Subsidiaries (as applicable) through the Closing. Without limiting the generality of the foregoing, prior to the Closing, the Parent shall not (and shall cause each of its Subsidiaries not to), without the written consent of the Company:

(a)          issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, the Securities Exchange;

(b)          split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c)          create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d)          enter into, adopt or amend any Employee Benefit Plan (as defined in Section 4001(a)(3) of ERISA) or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

(e)          acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary of the Parent or any corporation, partnership, association or other business organization or division thereof);

(f)          mortgage or pledge any of its property or assets or subject any such property or assets to any security interest;

(g)          discharge or satisfy any security interest or pay any obligation or liability other than in the ordinary course of business;

(h)          amend its charter, by-laws or other organizational documents (except as contemplated hereby);

(i)          change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j)          enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement;

(k)          institute or settle any legal proceeding;

(l)           take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Securities Exchange set forth in ARTICLE V not being satisfied; or

(m)         agree in writing or otherwise to take any of the foregoing actions.

4.7         Access to Parent Information.

(a)          The Parent shall permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Parent.

(b)          The Company (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent or any Subsidiary of the Parent that is furnished to the Company by the Parent or its Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or their respective directors, officers, or employees, (C) which the Company knew or to which the Company had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Company or any subsidiary of the Company to be bound by a confidentiality obligation to the Parent or any Subsidiary or (D) which the Company rightfully obtains from a source other than the Parent or a Subsidiary, provided that the source of such information is not known by the Company or any subsidiary of the Company to be bound by a confidentiality obligation to the Parent or any Subsidiary.

4.8         Expenses. The costs and expenses of each Party (including legal fees and expenses of such Party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that incurred such costs and expenses, unless otherwise agreed to by such Parties.

4.9         Indemnification.

(a)          The Parent shall not, after the Closing, take any action to alter or impair any exculpatory or indemnification provisions now existing in the articles of formation or operating agreement of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Closing, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing.

(b)          From and after the Closing, the Parent agrees that it will, indemnify and hold harmless each present and former director and officer of the Company (the “Indemnified Executives”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted under Delaware law (and the Parent shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

(c)          The provisions of this Section 4.9 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each Indemnified Executive, and nothing in this Agreement shall affect any indemnification rights that any such Indemnified Executive may have under the certificate of incorporation or bylaws of the Company or any contract or instrument or applicable law. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 4.9 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Executive without the consent of such Indemnified Executive.

4.10       Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

4.11       Notification of Certain Matters. At or prior to the Closing, each Party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

4.12       Future Financings By Parent. During the six-month period following the Closing, Parent shall not enter into any financing transactions without the prior written consent of the Company Member, which consent shall not be unreasonably withheld.

4.13       Future Issuances of Parent Securities. During the six-month period following the Closing, Parent shall not issue any Parent equity or debt securities without the prior written consent of the Company Member, which consent shall not be unreasonably withheld.

ARTICLE V
CONDITIONS TO CONSUMMATION OF SECURITIES EXCHANGE

5.1         Conditions to Obligations of All Parties. The obligation of each Party to consummate the Securities Exchange is subject to the satisfaction (or waiver where permissible) of the following conditions:

(a)          all authorizations, approvals and permits required to be obtained from or made with any Governmental Entity in order to consummate the transactions contemplated by this Agreement;

(b)          no legal proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

(c)          the consents required to be obtained from or made with any third party (other than a Governmental Entity) in order to consummate the transactions contemplated by this Agreement that are set forth on Schedule 5.1(c) shall have each been obtained or made.

5.2         Conditions to Obligations of the Parent. The obligation of the Parent to consummate the Securities Exchange is subject to the satisfaction (or waiver by the Parent) of the following conditions:

(a)          all representations and warranties of the Company and the Company Member set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct would not have a Company Material Adverse Effect;

(b)          the Company and the Company Member shall have performed or complied with their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing, except for such non-performance or non-compliance as does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)          Company Deliveries:

(i)            the Company shall have delivered to the Parent a certificate (the “Company Certificate”) to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.2 is satisfied in all respects; and

(ii)           the Company shall have delivered to the Parent a certificate, validly executed by an officer of the Company, certifying as to (A) true, correct and complete copies of the articles of organization and operating agreement of the Company; (B) the valid adoption of resolutions of the Company Member (whereby this Agreement, the Securities Exchange and the transactions contemplated hereunder were approved by the Company Member); (C) a good standing certificate from the Secretary of State of the State of New York dated within ten (10) Business Days prior to the Closing Date; and (D) incumbency and signatures of the officers of the Company executing this Agreement or any other agreement contemplated by this Agreement.

5.3         Conditions to Obligations of the Company. The obligation of the Company and the Company Member to consummate the Securities Exchange is subject to the satisfaction of the following conditions:

(a)          all representations and warranties of the Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct would not have a Parent Material Adverse Effect.

(b)          the Parent shall have performed or complied with all agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing, except for such non-performance or non-compliance as does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(c)          Parent Deliveries:

(i)            the Parent shall have delivered to the Company a certificate (the “Parent Certificate”) to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.3 is satisfied in all respects;

(ii)           the Parent shall have delivered to the Company a certificate, validly executed by the Chief Executive Officer of the Parent, certifying as to (A) true, correct and complete copies of its certificate of incorporation and bylaws; (B) the valid adoption of resolutions of the board of directors (whereby this Agreement, the Securities Exchange and the transactions contemplated hereunder were unanimously approved by the board of directors; (C) a good standing certificate from the Secretary of State of the State of Delaware dated within ten (10) Business Days prior to the Closing Date; and (D) incumbency and signature of the officer of the Parent executing this Agreement or any other agreement contemplated by this Agreement; and

(iii)          the Company shall have received an official stockholder list from Parent’s transfer agent and registrar showing that as of immediately prior to the Closing there are 120,984,192 shares of Parent Common Stock issued and outstanding.

(d)          the Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by the Company in connection therewith.

ARTICLE VI
TERMINATION

6.1         Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

6.2         Termination for Failure to Close. This Agreement shall be terminated by written notice by the Parent or the Company if any of the conditions to the Closing set forth in ARTICLE V have not been satisfied or waived by February 15, 2019 (the “Outside Date); provided, that the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time.

6.3         Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation issued by a Governmental Entity of competent jurisdiction that renders consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited, or a court of competent jurisdiction or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

6.4         Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Closing:

(a)          by written notice by the Parent if: (i) there has been a breach by the Company or the Company Member of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 5.2(a) and Section 5.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Parent or (B) the Outside Date; or

(b)          by the Company and the Company Member if: (i) there has been a breach by the Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Parent shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 5.3(a) and Section 5.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Company or (B) the Outside Date.

6.5         Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, exception Sections 4.5(b), Section 4.7(b) and this Section 6.5 shall survive the termination of this Agreement, provided that the termination of this Agreement shall not relieve any Party for its fraud or from any liability for any willful and material breach of any term or provision of this Agreement.

6.6         Remedies; Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and agree that in the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the other Party or Parties (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, and shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, in each case without the requirement of posting any other bond or other type of security. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

ARTICLE VII
MISCELLANEOUS

7.1         Press Releases and Announcements. No Party shall issue any press release or public announcement relating to another Party or the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

7.2         No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 4.9 concerning indemnification are intended for the benefit of the Indemnified Executives and their successors and assigns.

7.3         Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documents) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

7.4         Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

7.5         Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

7.6         Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7         Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company or the Company Member: LGBT Loyalty LLC 405 Lexington Avenue New York, NY 10174 Attn: Clifford A. Teller or James Siegel, Esq. E-mail: cteller@maximgrp.com	Copy to (which copy shall not constitute notice hereunder): Ellenoff Grossman & Schole, LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Attn: Barry I. Grossman

If to the Parent: LifeApps Brands Inc. 2435 Dixie Highway Wilton, FL 33305 Attn: Robert A. Blair, CEO E-mail: bobby.blair@me.com	Copy to (which copy shall not constitute notice hereunder): CKR Law LLP 1330 Avenue of the Americas, 14th Floor New York, NY 10019 Attn: Scott Rapfogel, Esq. E-mail: srapfogel@ckrlaw.com

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

7.8           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

7.9           Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.10         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

7.11         Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state or federal court located within New York County, State of New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and irrevocably waives, to the fullest extent permitted by applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7.7. Nothing in this Section 7.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

7.12         WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7.13         Survival. The representations or warranties in this Agreement and in any certificate delivered pursuant to this Agreement shall not survive the Closing.

7.14       Construction.

(a)          The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)          Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Securities Exchange Agreement as of the date first above written.

PARENT:

LIFEAPPS BRANDS INC.

By:	/s/ Robert A. Blair
Name:	Robert A. Blair
Title:	Chief Executive Officer

COMPANY:

LGBT LOYALTY LLC

By:	/s/ Clifford Teller
Name:	Clifford Teller
Title:	President

MAXIM PARTNERS, LLC

By:	/s/ Timothy G. Murphy
Name:	Timothy G. Murphy
Title:	Chief Financial Officer and Treasurer